UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     December 28, 2006

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

Drawdown under $100,000,000 Credit Agreement

On January 3, 2007, Cano Petroleum, Inc. (“Cano”) increased its aggregate borrowings under its currently existing $100,000,000 Credit Agreement (the “Credit Agreement”) among Cano Petroleum, Inc., as borrower, and Union Bank of California, N.A. and Natexis Banques Populaires, as lenders, to $5 million.  The interest rate on the amount borrowed fluctuates based on the LIBOR rate plus the applicable margin which ranges from 2.5% - 3.25% based on the utilization level.  The current interest rate is 7.82%.  As long as the aggregate borrowing under the Credit Agreement is less than the borrowing base (which borrowing base is currently $55 million subject to redetermination in accordance with the terms and provisions of the Credit Agreement), no principal would be due until November 28, 2008.  The initial interest payment for the current $5 million borrowing is due on February 5, 2007, and if the principal is not repaid at that time, the term and the interest rate of the borrowing will be modified with the term being up to 12 months from February 5, 2007 with interest payments being due at least every 90 days thereafter.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.

(e)                                  Amendment to 2005 Long-Term Incentive Plan

On December 28, 2006, the Cano Petroleum, Inc. (“Cano”) stockholders approved the Amendment (the “Amendment”) to the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan (the “Plan”).  The Amendment was recommended by the Company’s board of directors and described in the Company’s proxy statement for the 2006 annual meeting.  The Amendment increases the number of shares authorized for issuance under the Plan from 1,000,000 to 3,500,000 shares of Cano’s common stock.  The Amendment also increases for Executive Officers (as defined in the Plan) for any calendar year (i) the number of stock options or stock appreciation rights that any Executive Officer can receive from 100,000 shares of common stock to 300,000 shares of common stock, (ii) the number of shares relating to restricted stock, restricted stock units, performance awards or other awards that are subject to the attainment of performance goals that any Executive Officer can receive from 100,000 shares of common stock to 300,000 shares of common stock; and (iii) the number of shares relating to all awards that an Executive Officer can receive from 100,000 to 300,000.

The Amendment is attached hereto as Exhibit 10.1 and incorporated herein.

Stock Option Grants to Executive Officers

Pursuant to the terms of the Plan and the Amendment, on December 28, 2006, Cano issued non-qualified stock options to the following executive officers with the stock options being exercisable in the following amounts:

•	S. Jeffrey Johnson — Chairman and CEO	-	100,000 shares

•	Morris B. Smith — Senior Vice President and Chief Financial Officer	-	35,000 shares

•	Patrick McKinney — Senior Vice President - Engineering and Operations	-	50,000 shares

•	James K. Teringo, Jr. — Senior Vice President, General Counsel and Corporate Secretary	-	40,000 shares

•	Michael J. Ricketts —Vice President and Principal Accounting Officer	-	40,000 shares

The exercise price is $5.42 per share of common stock which was the closing price on the American Stock Exchange on December 28, 2006.  If the executive officer is still employed by Cano on each anniversary date of the grant, 1/3 of the stock options will vest on each of December 28, 2007, 2008 and 2009.

The stock option agreements are attached hereto as Exhibits 10.2 - 10.6 and incorporated herein.

Item 9.01.   Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	Amendment No. One dated December 28, 2006 to the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan.

10.2	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and S. Jeffrey Johnson.

10.3	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and Morris B. Smith.

10.4	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and Patrick McKinney.

10.5	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

10.6	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and Michael J. Ricketts.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: January 4, 2007
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. One dated December 28, 2006 to the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan.

10.2	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and S. Jeffrey Johnson.

10.3	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and Morris B. Smith.

10.4	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and Patrick McKinney.

10.5	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

10.6	Stock Option Agreement dated December 28, 2006 by and between Cano Petroleum, Inc. and Michael J. Ricketts.